Exhibit 10.1

Execution Version

THIRD AMENDED AND RESTATED
SERVICING AGREEMENT

between

FORD MOTOR CREDIT COMPANY LLC,
as Servicer and as Lender

CAB EAST LLC and
CAB WEST LLC,
each acting for its series of limited liability company interests designated as the “Collateral Specified Interest,”
as a Titling Company

and

HTD LEASING LLC,
as Collateral Agent

Dated as of July 22, 2005
as amended and restated as of September 1, 2019,

i

ii

THIRD AMENDED AND RESTATED SERVICING AGREEMENT, dated as of July 22, 2005, as amended and restated as of September 1, 2019 (this “Agreement”), between FORD MOTOR CREDIT COMPANY LLC, a Delaware limited liability company, as Servicer and as Lender, CAB EAST LLC, a Delaware limited liability company, and CAB WEST LLC, a Delaware limited liability company, each acting for its series of limited liability company interests designated as the “Collateral Specified Interest,” as a Titling Company, and HTD LEASING LLC, a Delaware limited liability company, as Collateral Agent.

BACKGROUND

CAB East Holdings, LLC is the sole Member of and the holder of the Collateral Specified Interest in CAB East, which represents the entire limited liability company interest in certain motor vehicle leases and leased vehicles acquired by CAB East.  CAB West Holdings, LLC is the sole Member of and the holder of the Collateral Specified Interest in CAB West, which represents the entire limited liability company interest in certain motor vehicle leases and leased vehicles acquired by CAB West.

Under each Titling Company LLC Agreement, the Holding Company, as holder of the related Collateral Specified Interest, or the Titling Company, acting for the related Collateral Specified Interest, may enter into a Servicing Agreement to provide for the administration and servicing of the motor vehicle leases and leased vehicles allocated to the related Collateral Specified Interest.

Each Titling Company pledged the motor vehicle leases and leased vehicles allocated to the related Collateral Specified Interest to the Collateral Agent for the benefit of the Lender and the Exchange Noteholders under the Credit and Security Agreement.

The Lender, the Servicer and the Titling Companies entered into the Servicing Agreement, dated as of July 22, 2005, as amended and restated as of December 1, 2006, as further amended and restated as of December 1, 2015 (the “Existing Agreement”), to provide for the servicing of the motor vehicle leases and leased vehicles allocated to each Collateral Specified Interest.

The parties intend to amend and restate the Existing Agreement on the terms and conditions in this Agreement.

The parties agree as follows:

ARTICLE I
USAGE AND DEFINITIONS

Section 1.1.                                 Usage and Definitions.  Capitalized terms used but not defined in this Agreement are defined in Appendix A to Third Amended and Restated Credit and Security Agreement, dated as of July 22, 2005, as amended and restated as of September 1, 2019 (the “Credit and Security Agreement”), among the Titling Companies, as Borrowers, U.S. Bank, as Administrative Agent, HTD, as Collateral Agent, and Ford Credit, as Lender and Servicer, or, for a Reference Pool, in the related Exchange Note Supplement.  Appendix A also contains usage rules that apply to this Agreement.  Appendix A is incorporated by reference into this Agreement.

ARTICLE II
DESIGNATION OF COLLATERAL SPECIFIED INTERESTS

Section 2.1.                                 Designation.  As stated in the related Specification Notices (as defined in each Titling Company LLC Agreement) (a) additional Leases and Leased Vehicles may be allocated to each Collateral Specified Interest and (b) the Specified Interest Issue Date and the Specified Interest Cutoff Date for each Collateral Specified Interest was July 22, 2005.

Section 2.2.                                 Direction to Servicer.  Under each Titling Company LLC Agreement, the applicable Titling Company directs the Servicer to deliver any notices required to be delivered to the applicable Titling Company under the applicable Titling Company LLC Agreement for the assignment or reallocation of Leases or Leased Vehicles from the related Collateral Specified Interest.  If Ford Credit is the Servicer, the notices will be considered given when the assignment or reallocation of a Lease and Leased Vehicle is reflected on the books and records of the Titling Company.

Section 2.3.                                 Servicing Supplements.

(a)                                 Terms of Servicing Supplements.  On the issuance of an Exchange Note under Section 4.1(a) of the Credit and Security Agreement, the Servicer, the Lender, the Collateral Agent and each Titling Company will enter into a supplement to this Agreement (each, a “Servicing Supplement”) to acknowledge the allocation of the Leases and Leased Vehicles to the related Reference Pool and to identify additional rights and obligations of the Servicer for the administration, servicing and collection of the Leases and Leased Vehicles in the related Reference Pool and the Exchange Note, including:

(i)                                     the Reference Pool Servicing Fee;

(ii)                                  any additional requirements for the administration, servicing and collection of the Leases and Leased Vehicles in the Reference Pool;

(iii)                               the reallocation of Leases and the related Leased Vehicles from the Reference Pool or other remedy to be provided by the Servicer on the occurrence of certain events or breaches by the Servicer; and

(iv)                              the reporting obligations for the Reference Pool.

(b)                                 No Conflict.  The terms of a Servicing Supplement may amend the terms of this Agreement solely for the related Reference Pool.

ARTICLE III
PURCHASE AND SERVICING OF
LEASES AND LEASED VEHICLES

Section 3.1.                                 Engagement.  Each Titling Company, acting for the related Collateral Specified Interest, under the authority granted to it in its Titling Company LLC Agreement, engages Ford Credit to act as the Servicer of the Leases and Leased Vehicles for the Titling Company and the Collateral Agent, and Ford Credit accepts the engagement.

Section 3.2.                                 Purchase of Leases and Leased Vehicles.

(a)                                 Origination of Leases by Dealers; Role of Servicer.  For so long as Ford Credit is the Servicer, the Servicer will, on behalf of and for the account of each Titling Company, acquire Leases and Leased Vehicles from Dealers according to the Underwriting Procedures for allocation to the related Collateral Specified Interest.  The Servicer will direct Dealers to originate Leases on a form providing for the assignment of the related Leased Vehicle by the Dealer to the applicable Titling Company.

(b)                                 Titling of Leased Vehicles.  The Servicer will cause the Certificate of Title for each Leased Vehicle acquired under Section 3.2(a) to be issued and maintained in the name of the applicable Titling Company and to reflect the Collateral Agent as the lienholder or holder of a security interest according to the Underwriting Procedures.  Each Titling Company authorizes the Servicer to retitle the Certificate of Title for a Leased Vehicle to the other Titling Company if the Leased Vehicle is relocated or for another reason.  The Servicer will not allow a Leased Vehicle to be titled in the name of a Titling Company unless the related Certificate of Title has been issued by a State or jurisdiction that is an Eligible State for the Titling Company.

(c)                                  Purchase of Leases and Leased Vehicles.  On origination of a Lease and assignment of the Lease by the Dealer to the applicable Titling Company, the Servicer will pay, or cause to be paid, to the related Dealer on the Titling Company’s behalf the purchase amount for the Lease and Leased Vehicle according to the Underwriting Procedures from an Advance made under Section 2.1(a) of the Credit and Security Agreement or from other funds available to the Titling Company.  The Servicer will direct the Titling Company to allocate each Lease, the related Leased Vehicle and the related rights to the Collateral Specified Interest of the Titling Company.

(d)                                 List of Leases and Leased Vehicles.  The Servicer will keep track of the Leases and Leased Vehicles acquired by each Titling Company and allocated to the related Collateral Specified Interest.  On request of a Titling Company, the Lender, the Administrative Agent or the Collateral Agent, the Servicer will provide a list (or access to a list) of the Leases and Leased Vehicles acquired by a Titling Company and allocated to the related Collateral Specified Interest.

Section 3.3.                                 Servicing of Leases and Leased Vehicles.

(a)                                 General Servicing Obligations.  The Servicer will manage, service, administer and collect on the Leases and Leased Vehicles with reasonable care using that degree of skill and attention that the Servicer exercises for comparable motor vehicle leases that it services for itself and others according to the Servicing Procedures and will comply with all material requirements of law.  The Servicer’s obligations will include:

(i)                                     collecting and applying (A) all amounts received from Lessees on the Leases (including Excess Mileage and Excess Wear and Use and any security deposits applied to pay amounts that a Lessee fails to pay on a Lease), (B) all proceeds received from claims on insurance companies for insurance covering the Leased Vehicles or Lessees, (C) all amounts received on the Leases for Dealer Recourse, (D) all proceeds realized on the sale or other disposition of the Leased Vehicles and (E) all net recoveries for charged-off Leases;

(ii)                                  collecting and paying state and local fees and taxes relating the Leases and Leased Vehicles;

(iii)                               investigating delinquencies;

(iv)                              sending invoices and notices and responding to inquiries from Lessees;

(v)                                 processing requests for Payment Extensions, Term Extensions and other modifications and adjustments;

(vi)                              administering Lease terminations, payoffs, defaults and delinquencies;

(vii)                           repossessing or otherwise converting the possession of Leased Vehicles under Leases that the Servicer determines are unlikely to be paid in full;

(viii)                        selling, on behalf of the applicable Titling Company, repossessed Leased Vehicles at public or private sale and selling or otherwise disposing of Leased Vehicles returned on termination of the Leases or otherwise;

(ix)                              refunding amounts to Lessees under the Leases;

(x)                                 collecting any remaining balance on the Leases after disposing of the Leased Vehicles;

(xi)                              maintaining accurate and complete accounts and receivables systems for servicing the Leases;

(xii)                           providing to the Custodian copies, or access to, any documents and correspondence in the Lease Files; and

(xiii)                        providing Revolving Facility Pool Reports, Monthly Investor Reports and other reports required to be provided by the Servicer under this Agreement, any Servicing Supplement and any other Basic Document or Exchange Note Basic Document;

The Servicer will comply with all material requirements of applicable law in performing its obligations as servicer of the Leases.

(b)                                 Security Deposits.  The Servicer will maintain a record of any security deposits on the Leases and, if required by applicable law, will maintain security deposits in a segregated account.  The Servicer will apply any security deposits according to the Servicing Procedures.

(c)                                  Collection of Lease Payments; Extensions and Amendments.  The Servicer will use reasonable efforts to collect all payments due under each Lease.  The Servicer may waive late payment charges or other fees that may be collected in the ordinary course of servicing a Lease.  Subject to the related Servicing Supplement, the Servicer may grant extensions, refunds, rebates or adjustments on a Lease or amend a Lease according to the Servicing Procedures.

(d)                                 No Additional Miles for Payment Extensions.  For a Payment Extension on a Lease, the Servicer may not increase the limit on the aggregate mileage that the related Leased Vehicle may be driven without the Lessee incurring a charge for Excess Mileage, except according to the Servicing Procedures or as otherwise permitted by this Agreement or, for a Reference Pool, the related Servicing Supplement.

(e)                                  Maintenance of Interests in Leased Vehicles.  The Servicer will take all steps to maintain each Titling Company’s ownership interest in the related Leased Vehicles and the perfection of the Collateral Agent’s security interest in the Leased Vehicles created under the Credit and Security Agreement.  Each Titling Company authorizes the Servicer to take all actions to continue its ownership interest in a Leased Vehicle and the perfection of the Collateral Agent’s security interest if a Leased Vehicle is relocated to another State or for any other reason.  Unless required by law or court order, the Servicer will not release a Titling Company’s ownership interest or the Collateral Agent’s security interest in a Leased Vehicle, except according to the Servicing Procedures and as permitted by the Basic Documents and the Exchange Note Basic Documents.

(f)                                   No Impairment.  The Servicer will not impair in any material respect the rights of a Titling Company or the Collateral Agent in any Lease or Leased Vehicle, except according to the Servicing Procedures or as permitted by this Agreement or, for a Reference Pool, the related Servicing Supplement.

(g)                                  Sale of Charged-Off Leases.  The Servicer may, on behalf of a Titling Company, sell to third parties Leases that have been charged off, separately or together with the related Leased Vehicles.  Amounts collected by the Servicer from the sales will be treated as recoveries on the charged-off Leases and applied according to this Agreement and any related Servicing Supplement.  The Leases and related Leased Vehicles will be deemed to have been sold and assigned on receipt by the Servicer of the purchase price from the purchaser, the Lien Granted to the Collateral Agent in the Leases and the related Leased Vehicles will be deemed to have been released immediately before sale, without further action by the parties.

(h)                                 Assignment for Enforcement.  The Leases are assigned to the Servicer solely for the purpose of permitting the Servicer to perform its servicing and administrative obligations under this Agreement and the Servicing Supplements, including the start or pursuit of or participation in a legal proceeding to enforce a Lease or otherwise related to a Lease.  If in a legal proceeding it is held that the Servicer may not enforce a Lease on the ground that it is not a real party in interest or a holder entitled to enforce the Lease, the Titling Company will, at the

Servicer’s expense and direction, assign the Lease to the Servicer solely for that purpose or take steps to enforce the Lease, including bringing suit in the names of the Collateral Agent, the Exchange Noteholders and the applicable Titling Company.

(i)                                     Powers of Attorney.  Each Titling Company appoints the Servicer as the Titling Company’s attorney-in-fact, with full power of substitution to exercise all rights of the Titling Company for the servicing and administration of the related Leases and Leased Vehicles.  This power of attorney, and all authority given, under this Section 3.3(i) is revocable and is given solely to facilitate the performance of the Servicer’s obligations under this Agreement and the Servicing Supplements and may only be used by the Servicer consistent with this Agreement and the related Servicing Supplement.  On request of the Servicer, each Titling Company will furnish the Servicer with written powers of attorney and other documents to enable the Servicer to perform its obligations under this Agreement and the Servicing Supplements.

(j)                                    Release Documents.  The Servicer is authorized to execute and deliver, on behalf of itself, each Titling Company, the Collateral Agent and the Exchange Noteholders, any documents of satisfaction, cancellation, partial or full release or discharge, and other comparable documents, for the Leases and the Leased Vehicles.

Section 3.4.                                 Servicer Reports.

(a)                                 Revolving Facility Pool Reports.  On request of the Lender, the Collateral Agent, the Administrative Agent or a Titling Company, the Servicer will deliver a list of the Leases and Leased Vehicles in the Revolving Facility Pool and other information on the Revolving Facility Pool as may be reasonably requested.  If funds are on deposit in the Revolving Facility Collection Account for any Payment Date, the Servicer will deliver to the Collateral Agent, the Administrative Agent and each Titling Company a report for the Revolving Facility Pool (a “Revolving Facility Pool Report”) containing information necessary for the Administrative Agent to make the payments and distributions required by Article VII of the Credit and Security Agreement at least two Business Days before the Payment Date.

(b)                                 Reference Pool Reports.  The Servicer will deliver to the Lender, the Collateral Agent, the Administrative Agent, the related Exchange Noteholder and any other Person stated in the related Servicing Supplement a report for the related Reference Pool substantially in the form attached to the Servicing Supplement (the “Monthly Investor Report”) at the times stated in the related Servicing Supplement.

Section 3.5.                                 Review of Servicer’s Records.  The Servicer will maintain records and documents relating to its performance under this Agreement according to its customary business practices.  On reasonable request not more than once during any year, the Servicer will give each Titling Company, the Lender, the Collateral Agent and the Administrative Agent (or their representatives) access to the records and documents to conduct a review of the Servicer’s performance under this Agreement.  Any access or review will be conducted at the Servicer’s offices during its normal business hours at a time reasonably convenient to the Servicer and in a manner that will minimize disruption to its business operations.  Any access or review will be subject to the Servicer’s confidentiality and privacy policies.

Section 3.6.                                 Servicer’s Authorized and Responsible Persons.  On or before the date of this Agreement, the Servicer will notify the Lender, the Collateral Agent and the Administrative Agent of each Person who (a) will be authorized to give instructions and directions to the Lender, the Collateral Agent and the Administrative Agent on behalf of the Servicer and (b) is a Responsible Person for the Servicer.  The Servicer may change such Persons by notifying the Lender, the Collateral Agent and the Administrative Agent.

Section 3.7.                                 Servicer’s Fees.

(a)                                 Revolving Facility Pool Servicing Fee.  The Servicer will be paid the Revolving Facility Pool Servicing Fee in consideration for administering and servicing the Revolving Facility Pool and paying certain fees and expenses relating to the Revolving Facility Pool.  The Revolving Facility Pool Servicing Fee will be payable solely from, and the Servicer’s right to receive the Revolving Facility Pool Servicing Fee will be limited in recourse to, the Collections and other amounts available to pay the fee under the Credit and Security Agreement.

(b)                                 Reference Pool Servicing Fee.  The Servicer will be paid the Reference Pool Servicing Fee for the related Reference Pool in consideration for administering and servicing the Reference Pool and paying certain fees and expenses relating to the Reference Pool.  The Reference Pool Servicing Fee for each Reference Pool will be payable solely from, and the Servicer’s right to receive the Reference Pool Servicing Fee for each Reference Pool will be limited in recourse to, the Collections and other amounts available to pay the fee under the related Exchange Note Supplement.

Section 3.8.                                 Servicer’s Expenses.  Except as otherwise stated in this Agreement or a Servicing Supplement, the Servicer will be required to pay (i) its expenses for servicing the Leases and Leased Vehicles and related activities under this Agreement or a Servicing Supplement, including fees and expenses of legal counsel and independent accountants, taxes imposed on the Servicer and expenses to prepare reports, certificates and notices under this Agreement or a Servicing Supplement and (ii) any general corporation, intangible, franchise, privilege or license taxes with respect to the Leases and Leased Vehicles.  The Servicer will be reimbursed under this Agreement or any related Servicing Supplement for (A) amounts paid by the Servicer that are charged to the account of a Lessee according to the Servicing Procedures to administer or service the related Lease, (B) amounts paid by the Servicer to third parties for collection and for repossession, transportation, reconditioning and disposition or a Leased Vehicle and (C) amounts (such as fines for parking tickets and moving violations) required to be paid by a Lessee that are paid by the Servicer.

Section 3.9.                                 Custodian.

(a)                                 Appointment of Custodian.  To reduce administrative costs and facilitate the servicing of the Leases by the Servicer, each Titling Company appoints Ford Credit, in its capacity as the Servicer, to act as the custodian of the applicable Leases for the Titling Company and the Collateral Agent, as their interests may appear.  Ford Credit accepts the appointment and agrees to perform the custodial obligations in this Section 3.9.  For any Leases and Leased Vehicles that are allocated to a Reference Pool, any additional custodial obligations of the Custodian for the related Lease Files will be stated in the Servicing Supplement.

(b)                                 Custody of Lease Files.  The Custodian will hold and maintain in custody the following documents for each Lease (the “Lease Files”) for the benefit of the applicable Titling Company and the Collateral Agent, using reasonable care and according to the Underwriting Procedures and the Servicing Procedures:

(i)                                     the original Lease, if in tangible form, or an authoritative copy, if in electronic form, clearly marked to show the applicable Titling Company as the owner of the Lease;

(ii)                                  the credit application signed by the Lessee;

(iii)                               the original Certificate of Title and all related documents retained by the Servicer evidencing the ownership of the related Leased Vehicle; and

(iv)                              all other documents, notices and correspondence relating to the Lease, the related Leased Vehicle or the Lessee that the Servicer generates in the course of servicing the Lease and the Leased Vehicle.

Except as stated above, any document in a Lease File may be a photocopy or in electronic format or may be converted to electronic format at any time.  The Custodian will hold and maintain the Lease Files, including any receivables systems on which the Lease Files are electronically stored, in a manner that will permit the Servicer to comply with this Agreement and the Servicing Supplements and each Titling Company and the Collateral Agent to comply with the Credit and Security Agreement and the Exchange Note Supplements.

(c)                                  Delivery of Lease Files.  The Lease Files are constructively delivered to the Collateral Agent, as pledgee of each Titling Company under the Credit and Security Agreement, and the Custodian confirms to each Titling Company and the Collateral Agent that it has received the Lease Files.  No initial review or any periodic review of the Lease Files by each Titling Company or the Collateral Agent is required.

(d)                                 Location of Lease Files.  The Custodian will maintain the Lease Files (or access to any Lease Files stored in an electronic format) at one of its offices or the offices of one of its custodians in the United States.  On request of a Titling Company, the Collateral Agent or the Administrative Agent, the Custodian will provide a list of locations of the Lease Files.

(e)                                  Access to Lease Files.  The Custodian will give the Servicer access to the Lease Files and, on request of the Servicer, the Custodian will promptly release any document in the Lease Files to the Servicer for purposes of servicing the related Lease.  The Custodian will give the Titling Companies, the Collateral Agent and the Administrative Agent access to the Lease Files and the receivables systems to conduct a review of the Leases.  Any access or review will be conducted at the Custodian’s offices during normal business hours at a time reasonably convenient to the Custodian and in a manner that will minimize disruption of its business operations.  Any access or review will be subject to the Custodian’s confidentiality and privacy policies.

(f)                                   Effective Period and Termination.  Ford Credit’s appointment as custodian is effective on the Closing Date and will continue until terminated under this Section 3.9(f).  If the

Servicer resigns under Section 7.1 or is terminated under Section 7.2 or 7.3, the Servicer’s appointment as custodian under this Agreement may be terminated in the same manner as the Servicer may be terminated under Section 7.2 or 7.3.  As soon as practicable after any termination of its appointment as custodian, the Custodian will deliver the Lease Files to the Collateral Agent or its designee or successor custodian at a place designated by the Collateral Agent.  All reasonable expenses of transferring the Lease Files to the designee or successor custodian will be paid by the terminated custodian on receipt of an invoice in reasonable detail.

ARTICLE IV
SALE OF LEASED VEHICLES

Section 4.1.                                 Termination of Leases; Return of Leased Vehicles.  The Servicer will contact the applicable Dealer on or before the Scheduled Lease End Date for each Lease (or earlier or later if the Servicer becomes aware that a Lease will be terminated before or after its Scheduled Lease End Date).  On return of a Leased Vehicle by the related Lessee to the Dealer, the Servicer will cause the Leased Vehicle to be inspected for Excess Wear and Use, Excess Mileage, and any required repairs and will cause a vehicle condition report (unless the Dealer is purchasing the Leased Vehicle) to be delivered to the Servicer.  If the Servicer or its agent determines that the Leased Vehicle requires repairs, the Dealer, as agent of the Servicer, will to the extent permitted by the related Lease require that the Lessee pay to the Dealer the estimated cost of the repairs.  If the Lessee disagrees with the Dealer’s estimate of the cost of the repairs, the Servicer may grant a one month Term Extension under the Lease to permit the Lessee to repair the Leased Vehicle at the Lessee’s expense.  The Servicer will require the Lessee to pay Excess Wear and Use or Excess Mileage as required by the terms of the related Lease.

Section 4.2.                                 Sale of Leased Vehicles.

(a)                                 Sale to Lessee or Dealer.  If a Dealer or Lessee advises the Servicer that it will exercise an option to purchase a Leased Vehicle, the Servicer, on behalf of the applicable Titling Company, will sell the Leased Vehicle to the Dealer or Lessee (either directly or by sale to the Dealer for resale to the Lessee).

(b)                                 Sale at Auction.  If neither the Dealer nor the Lessee purchases a Leased Vehicle within a reasonable period (determined according to the Servicing Procedures) following the return of the Leased Vehicle, the Servicer, on behalf of the applicable Titling Company, will sell the Leased Vehicle to a Dealer at a price determined by the Servicer according to the Servicing Procedures, or at auction or otherwise.

(c)                                  Procedures On Sale.  For the sale or other disposition of a Leased Vehicle under Section 4.2(a) or (b), the Servicer will, on receipt of proceeds of the sale:

(i)                                     on behalf of the Collateral Agent, deliver the related Certificate of Title to the purchaser of the Leased Vehicle;

(ii)                                  deliver the notice required under the Titling Company LLC Agreement for the Leased Vehicle to the applicable Titling Company; and

(iii)                               change its records to reflect the termination of the applicable Titling Company’s interest in the Lease and Leased Vehicle.

ARTICLE V
ACCOUNTS AND DISTRIBUTIONS

Section 5.1.                                 Bank Accounts.

(a)                                 Establishment of Revolving Facility Collection Account.  On or before the Closing Date, the Servicer will establish a segregated trust account at the Administrative Agent in the name of the Collateral Agent, as secured party for the benefit of the Secured Parties, and designated as the “Revolving Facility Collection Account”.

(b)                                 Establishment of Exchange Note Bank Accounts.  On or before each Exchange Note Issuance Date, the Servicer will establish an Exchange Note Collection Account and any other bank accounts for the related Reference Pool as stated in the related Servicing Supplement.  The rights of the parties in the Exchange Note Collection Account and any other bank account that is established for a Reference Pool will be governed by the related Servicing Supplement.

(c)                                  Control of Revolving Facility Collection Account.  The Revolving Facility Collection Account will be under the control of the Collateral Agent so long as it remains subject to the Lien Granted under Section 3.2 of the Credit and Security Agreement, except that the Servicer may make deposits to or direct the Administrative Agent, on behalf of the Collateral Agent, to make deposits to or withdrawals from the Revolving Facility Collection Account according to the Basic Documents.  The Servicer may direct the Administrative Agent, on behalf of the Collateral Agent, to withdraw from the Revolving Facility Collection Account and pay to the Servicer or as directed by the Servicer amounts that are not Collections for a Collection Period or that were deposited in the Revolving Facility Collection Account in error.  Following the payment in full of the Revolving Facility Balance, the termination of the Revolving Facility and the release of the Revolving Facility Collection Account from the Lien Granted under Section 3.2 of the Credit and Security Agreement, the Revolving Facility Collection Account will be under the control of the Borrowers.

(d)                                 Benefit of Revolving Facility Collection Account; Deposits and Withdrawals.  The Revolving Facility Collection Account and all cash, money, securities, investments, financial assets and other property deposited in or credited to it will be held by the Collateral Agent, as secured party for the benefit of the Secured Parties and, after payment in full of the Revolving Facility Balance, the termination of the Revolving Facility and the release of the Revolving Facility Collection Account from the Lien Granted under Section 3.2 of the Credit and Security Agreement, as agent for the Borrowers.  All deposits to and withdrawals from the Revolving Facility Collection Account will be made according to the Basic Documents.

(e)                                  Administrative Agent’s Agreements About Control.  For the Revolving Facility Collection Account, the Administrative Agent agrees that:

(i)                                     securities, instruments, cash, money or other property delivered to it under the Credit and Security Agreement or this Agreement and investments of funds held in the Revolving Facility Collection Account will be promptly credited to the Revolving Facility Collection Account;

(ii)                                  securities, instruments, cash, money or other property credited to the Revolving Facility Collection Account will be treated as a “financial asset” within the meaning of Section 8-102(a)(9) of the UCC;

(iii)                               until the Revolving Facility Balance has been paid in full, the Revolving Facility has been terminated and the Revolving Facility Collection Account has been released from the Lien Granted under Section 3.2 of the Credit and Security Agreement, it will comply with “entitlement orders” (as defined in Section 8-102(a)(8) of the UCC) originated by the Collateral Agent, as secured party, without further consent of the Borrowers or any other Person; and

(iv)                              the law of the State of New York will govern the Revolving Facility Collection Account.

(f)                                   Securities Entitlements and Deposit Account.  For funds in the Revolving Facility Collection Account:

(i)                                     any funds or property in the account that is a “financial asset” as defined in Section 8-102(a)(9) of the UCC will be physically delivered to, or credited to an account in the name of, the Administrative Agent according to its customary procedures so that it establishes a “securities entitlement” in favor of the Collateral Agent for the funds or property; and

(ii)                                  any funds or property that are held in a deposit account will be held solely in the name of the Collateral Agent at the Administrative Agent, the deposit account will be subject to the exclusive custody and control of the Collateral Agent and the Collateral Agent will have sole signature authority for the deposit account.

Section 5.2.                                 Investment of Funds in Revolving Facility Collection Account.

(a)                                 Permitted Investments.  If no Facility Default or Facility Event of Default has occurred and is continuing, the Servicer may instruct the Collateral Agent to invest any funds in the Revolving Facility Collection Account, and, if investment instructions are received, the Administrative Agent will invest the funds in the Revolving Facility Collection Account in those investments.  The investment instructions form the Servicer may be in the form of a standing instruction.  If (i) the Servicer fails to give investment instructions for any funds in the Revolving Facility Collection Account to the Administrative Agent by 11:00 a.m. New York time (or other time as may be agreed by the Administrative Agent) on the Business Day before a Payment Date or (ii) a Facility Default or Facility Event of Default has occurred and is continuing, the Administrative Agent will invest and reinvest funds in the Revolving Facility Collection Account according to the last investment instructions received, if any.  If no prior investment instructions have been received or if the instructed investments are no longer available or permitted, the Administrative Agent will notify the Servicer and request new investment instructions, and the funds will remain uninvested until new investment instructions are received.  The Servicer may direct the Administrative Agent to consent, vote, waive or take any other action, or not to take any action, on any matters available to the holder of the investments.

(b)                                 No Liability for Investments.  Neither the Servicer nor the Administrative Agent will be liable for the selection of investments or for investment losses incurred on investments (other than in the capacity as obligor, if applicable).

(c)                                  Continuation of Liens in Investments.  The Servicer will not direct the Administrative Agent to make any investment of funds or to sell any investment held in the Revolving Facility Collection Account unless the security interest Granted and perfected in the account in favor of the Collateral Agent will continue to be perfected in the investment or the proceeds of the sale without further action by any Person.

(d)                                 Investment Earnings.  The Servicer will receive investment earnings (net of losses and investment expenses) on funds in the Revolving Facility Collection Account as additional compensation for the servicing of the Leases and Leased Vehicles.  The Servicer will direct the Administrative Agent to withdraw the investment earnings and distribute them to the Servicer on each Payment Date.

Section 5.3.                                 Deposits and Payments.

(a)                                 Revolving Facility Pool; Right to Retain Collections.

(i)                                     Subject to Section 5.3(a)(ii), the Servicer will deposit in the Revolving Facility Pool Collection Account all Collections on the Revolving Facility Pool within two Business Day after application.

(ii)                                  If Ford Credit is the Lender and the Servicer, it may (i) retain for its own account Collections on the Revolving Facility Pool to the extent of (A) amounts payable to Ford Credit, as Servicer, for the Revolving Facility Pool Servicing Fee under Article VII of the Credit and Security Agreement, (B) amounts reimbursable to Ford Credit, as Servicer, under Section 3.8 for the Revolving Facility Pool and (C) amounts payable to Ford Credit, as Lender, for interest, principal or other amounts for the Revolving Facility under Article VII of the Credit and Security Agreement and (ii) make payments from Collections on the Revolving Facility Pool according to Article VII of the Credit and Security Agreement.  Ford Credit, as Servicer and Lender, as applicable, will separately account for all such retained amounts and payments in the same manner as if those amounts had been deposited in the Revolving Facility Collection Account and paid under Article VII of the Credit and Security Agreement.  The Servicer may retain Collections for the Revolving Facility Pool for its own account until those amounts are required to be paid under Article VII of the Credit and Security Agreement.

(b)                                 Reference Pools.  The Servicer will deposit the Collections for each Reference Pool in the related Exchange Note Collection Account as stated in the related Servicing Supplement.  The Servicer may retain Collections for the Reference Pool for its own account until those amounts are required to be paid under Article VII of the Credit and Security Agreement or the related Exchange Note Supplement.

ARTICLE VI
SERVICER

Section 6.1.                                 Servicer’s Representations and Warranties.  The Servicer represents and warrants to the Lender, each Titling Company and the Collateral Agent, on the date of this Agreement, and each Exchange Noteholder, on the related Exchange Note Issuance Date, on which the Lender, each Titling Company and the Collateral Agent are relying in entering into this Agreement and each Exchange Noteholder will rely in acquiring the related Exchange Note.

(a)                                 Organization and Qualification.  The Servicer is duly organized and validly existing as a limited liability company in good standing under the laws of the State of Delaware.  The Servicer is qualified as a foreign limited liability company in good standing and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of its properties or the conduct of its activities requires the qualification, license or approval, unless the failure to obtain the qualifications, licenses or approvals would not reasonably be expected to have a material adverse effect on the Servicer’s ability to perform its obligations under the Basic Documents or Exchange Note Basic Documents to which it is a party.

(b)                                 Power, Authority and Enforceability.  The Servicer has the power and authority to execute, deliver and perform its obligations under each of the Basic Documents and Exchange Note Basic Documents to which it is a party.  The Servicer has authorized the execution, delivery and performance of each of the Basic Documents and Exchange Note Basic Documents to which it is a party.  Each of the Basic Documents and Exchange Note Basic Documents to which the Servicer is a party is the legal, valid and binding obligation of the Servicer enforceable against the Servicer, except as may be limited by insolvency, bankruptcy, reorganization or other laws relating to the enforcement of creditors’ rights or by general equitable principles.

(c)                                  No Conflicts and No Violation.  The completion of the transactions  contemplated by the Basic Documents and Exchange Note Basic Documents to which the Servicer is a party and the performance of its obligations under such documents will not (i) conflict with, or be a breach or default under, any indenture, mortgage, deed of trust, loan agreement, guarantee or similar document under which the Servicer is a debtor or guarantor, (ii) result in the creation or imposition of a Lien on the Servicer’s properties or assets under the terms of any indenture, mortgage, deed of trust, loan agreement, guarantee or similar document (other than an Exchange Note Basic Document), (iii) violate the Servicer’s certificate of formation or limited liability company agreement or (iv) violate a law or, to the Servicer’s knowledge, an order, rule or regulation of any federal or State court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or its properties that applies to the Servicer, which, in each case, would reasonably be expected to have a material adverse effect on the Servicer’s ability to perform its obligations under the Basic Documents and Exchange Note Basic Documents to which it is a party.

(d)                                 No Proceedings.  To the Servicer’s knowledge, there are no proceedings or investigations pending or threatened in writing before a federal or State court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or its properties: (i) asserting the invalidity of the Basic Documents, the Exchange Note Basic Documents, the Exchange Notes or any other Securities, (ii) seeking to prevent the issuance of the Exchange Notes or the completion of the transactions contemplated by the Basic Documents or Exchange Note Basic Documents or (iii) seeking any determination or ruling that would reasonably be expected to have a material adverse effect on the Servicer’s ability to perform its obligations under, or the validity or enforceability of, the Basic Documents, the Exchange Note Basic Documents, the Exchange Notes or any other Securities, in each case, other than the proceedings that, to the Servicer’s knowledge, would not reasonably be expected to have a material adverse effect on the Servicer and its subsidiaries considered as a whole or the performance by the Servicer of its obligations under, or the validity and enforceability of, the Basic Documents, the Exchange Note Basic Documents, the Exchange Notes or any other Securities.

Section 6.2.                                 Liability of Servicer.

(a)                                 Liability for Specific Obligations.  The Servicer will be liable only for its specific obligations under this Agreement and each Servicing Supplement.  All other liability is expressly waived and released as a condition of, and consideration for, the execution of this Agreement and each Servicing Supplement by the Servicer.  The Servicer will be liable for its willful misconduct, bad faith or negligence in performing its obligations under this Agreement and each Servicing Supplement.

(b)                                 No Liability of Others.  The Servicer’s obligations under this Agreement and each Servicing Supplement are corporate obligations.  No Person will have recourse, directly or indirectly, to any member, manager, officer, director, employee or agent of the Servicer for the Servicer’s obligations under this Agreement and each Servicing Supplement.

(c)                                  Legal Proceedings.  The Servicer will not be required to start, pursue or participate in any legal proceeding that is not incidental to its obligations to service the Leases and Leased Vehicles under this Agreement or any Servicing Supplement and that in its opinion may result in liability or cause it to pay or risk funds or incur financial liability.  The Servicer may in its sole discretion start or pursue any legal proceeding to protect the interests of the Titling Companies, the Lender and the Exchange Noteholders under the Basic Documents and the Exchange Note Basic Documents.  The Servicer will be responsible for the fees and expenses of legal counsel and any liability resulting from the legal proceeding.

(d)                                 Force Majeure.  The Servicer will not be responsible or liable for any failure or delay in performing its obligations under this Agreement or any Servicing Supplement caused by, directly or indirectly, forces beyond its control, including strikes, work stoppages, acts of war, terrorism, civil or military disturbances, fire, flood, earthquakes, storms, hurricanes or other natural disasters or failures of mechanical, electronic or communication systems.  The Servicer will use commercially reasonable efforts to resume performance as soon as practicable in the circumstances.

(e)                                  Reliance by Servicer.  The Servicer may rely in good faith on the advice of counsel or on any document believed to be genuine and to have been executed by the proper party for any matters under this Agreement or any Servicing Supplement.

Section 6.3.                                 Indemnities of Servicer.

(a)                                 Indemnification.  The Servicer will indemnify each Titling Company, the Holding Companies, the Lender, the Collateral Agent, the Administrative Agent and the Exchange Noteholders, and their officers, directors, employees and agents (each, an “Indemnified Person”) for all fees, expenses, losses, damages and liabilities resulting from the Servicer’s (including in its capacity as Custodian) willful misconduct, bad faith or negligence in performing its obligations under the Basic Documents and the Exchange Note Basic Documents (including the fees and expenses of defending themselves against any loss, damage or liability and any fees and expenses incurred in connection with any proceedings brought by the Indemnified Person to enforce the Servicer’s indemnification obligations).

(b)                                 Proceedings.  If an Indemnified Person receives notice of a Proceeding against it, the Indemnified Person will, if a claim will be made against the Servicer under this Section 6.3, promptly notify the Servicer of the Proceeding.  The Servicer may participate in and assume the defense and settlement of a Proceeding at its expense.  If the Servicer notifies the Indemnified Person of its intention to assume the defense of the Proceeding with counsel reasonably satisfactory to the Indemnified Person, and so long as the Servicer assumes the defense of the Proceeding in a manner reasonably satisfactory to the Indemnified Person, the Servicer will not be liable for fees and expenses of counsel to the Indemnified Person unless there is a conflict between the interests of the Servicer and the Indemnified Person.  If there is a conflict, the Servicer will pay the reasonable fees and expenses of separate counsel to the Indemnified Person.  No settlement of a Proceeding may be made without the approval of the Servicer and the Indemnified Person, which approval will not be unreasonably withheld.

(c)                                  Survival of Obligations.  The Servicer’s obligations under this Section 6.3, for the period it was the Servicer, will survive the Servicer’s resignation or termination, the termination of this Agreement or any Servicing Supplement, the resignation or removal of the Administrative Agent or the Collateral Agent or the dissolution of a Titling Company.

(d)                                 Repayment.  If the Servicer makes a payment to an Indemnified Person under this Section 6.3 and the Indemnified Person later collects from others any amounts for which the payment was made, the Indemnified Person will promptly repay those amounts to the Servicer.

Section 6.4.                                 Delegation and Contracting.  The Servicer and the Custodian may not delegate to any Person its obligations under this Agreement or any Servicing Supplement without the consent of each Titling Company.  However, no notice or consent will be required for any delegation if Ford Credit is the Servicer or the Custodian.  The Servicer or the Custodian may contract with other Persons to perform its obligations under this Agreement and any Servicing Supplement.  No delegation or contracting will relieve the Servicer or the Custodian of its responsibilities, and the Servicer will remain responsible for those obligations.  The Servicer or the Custodian will be responsible for the fees of its delegates and contractors.

ARTICLE VII
SERVICER RESIGNATION AND TERMINATION;
SUCCESSOR SERVICER

Section 7.1.                                 No Resignation.  The Servicer will not resign as Servicer under this Agreement or any Servicing Supplement unless it determines it is legally unable to perform its obligations under this Agreement or the Servicing Supplement.  The Servicer will notify each Titling Company, the Collateral Agent and the Administrative Agent of its resignation as soon as practicable after it determines it is required to resign, including an Opinion of Counsel supporting its determination.

Section 7.2.                                 Termination for Revolving Facility Pool.  The Titling Companies may remove the Servicer and terminate its rights and obligations under this Agreement solely for the Revolving Facility Pool by notifying the Servicer, the Collateral Agent and the Administrative Agent.  The notice of termination will state the date the termination will be effective, which date must be at least 60 days after the date of the notice, and that the termination applies solely to the Revolving Facility Pool.

Section 7.3.                                 Termination for a Reference Pool.

(a)                                 Reference Pool Servicer Termination Events.  Unless otherwise stated in the related Servicing Supplement, the following events will each be a “Reference Pool Servicer Termination Event” for the related Reference Pool:

(i)                                     the Servicer fails to deliver to the Collateral Agent or the Administrative Agent any proceeds or payment required to be delivered on the Reference Pool under this Agreement or the related Servicing Supplement and that failure continues for five Business Days after the earlier of the date (A) the Servicer receives notice of the failure from the Collateral Agent, the Administrative Agent or the related Exchange Noteholder or (B) a Responsible Person of the Servicer has knowledge of the failure, unless:

(1)                                 (A) the failure is caused by an event outside the Servicer’s control that the Servicer could not have avoided through the exercise of commercially reasonable efforts, (B) the failure does not continue for more than ten Business Days after the earlier of the date the Servicer receives notice of the failure from the Collateral Agent, the Administrative Agent or the related Exchange Noteholder or a Responsible Person of the Servicer has knowledge of the failure, (C) during the period the Servicer uses all commercially reasonable efforts to perform its obligations under this Agreement and the related Servicing Supplement and (D) the Servicer promptly notifies the Collateral Agent, the Administrative Agent and the Exchange Noteholder of the failure (or acknowledges receipt of the notice of the failure), including a description of the Servicer’s efforts to correct the failure; or

(2)                                 (A) the failure would not reasonably be expected to, or after investigation and quantification does not, result in a failure to pay or deposit an amount greater than 0.05% of the Exchange Note Balance of the related Exchange Note and (B) the failure does not continue for more than (i) if the Servicer’s long-term debt is rated investment grade by each rating agency rating the related Securities, 90 days after the Servicer receives notice of the failure or a Responsible Person of the Servicer has knowledge of the failure and (ii) if the Servicer’s long-term debt is not so rated, 90 days after the failure;

(ii)                                  the Servicer (including in its capacity as Custodian) fails to observe or to perform in any material respect any other obligation relating to the Reference Pool under this Agreement or the related Servicing Supplement and that failure has a material adverse effect on the rights of the related Exchange Noteholder and continues for 90 days after the Servicer receives notice of the failure from the Collateral Agent, the Administrative Agent or the Exchange Noteholder;

(iii)                               an Insolvency Event of the Servicer occurs; or

(iv)                              any other event stated in the Servicing Supplement for the related Exchange Note occurs.

(b)                                 Notice of Reference Pool Servicer Termination Event.  The Servicer will notify each Titling Company, the Administrative Agent, the Collateral Agent and the related Exchange Noteholder of any Reference Pool Servicer Termination Event for the Reference Pool or any event that with the giving of notice or passage of time, or both, would become a Reference Pool Servicer Termination Event for the Reference Pool, at the times stated in the related Servicing Supplement.

(c)                                  Removal for a Reference Pool.  If a Reference Pool Servicer Termination Event occurs and is continuing, so long as the related Exchange Note is Outstanding, the Titling Companies may and, if directed by the Collateral Agent, the Administrative Agent or the related Exchange Noteholder, must remove the Servicer and terminate its rights and obligations under this Agreement and the related Servicing Supplement solely for the related Reference Pool by notifying the Servicer, the Collateral Agent, the Administrative Agent and the related Exchange Noteholder.  The notice of termination will state the date the termination will be effective and the related Reference Pool for which the Servicer is terminated.

(d)                                 Waiver of Reference Pool Servicer Termination Events.  The related Exchange Noteholder may waive a Reference Pool Servicer Termination Event by notifying the Servicer, each Titling Company, the Administrative Agent and the Collateral Agent.  On the waiver, the Reference Pool Servicer Termination Event will be considered not to have occurred.  No waiver will extend to any other Reference Pool Servicer Termination Event or impair a right relating to any other Reference Pool Servicer Termination Event.

Section 7.4.                                 Continue to Perform.  If the Servicer resigns under Section 7.1, it will continue to perform its obligations as Servicer under this Agreement and each Servicing

Supplement until the earlier to occur of (a) a successor Servicer accepting its engagement as Servicer under Section 7.5 or (b) the date the Servicer is legally unable to act as Servicer.  If the Servicer is terminated under this Agreement for the Revolving Facility Pool or a Reference Pool, it will continue to perform its obligations as Servicer for the Revolving Facility Pool or the Reference Pool under this Agreement and the related Servicing Supplement until the date stated in the related notice of termination.

Section 7.5.                                 Successor Servicer.

(a)                                 Engagement of Successor Servicer.  If the Servicer resigns or is terminated under this Agreement, the Titling Companies, for the Revolving Facility Pool, or the related Exchange Noteholder, for a Reference Pool, will promptly engage an institution having a net worth of not less than $50,000,000 whose regular business includes the servicing of motor vehicle leases, as the successor to the Servicer under this Agreement and any Servicing Supplement, to the extent of the rights so terminated.  If no Person has accepted the engagement as successor Servicer when the Servicer stops performing its obligations, the Titling Companies or the related Exchange Noteholder, as applicable, may petition a court of competent jurisdiction to appoint an institution having a net worth of not less than $50,000,000 whose regular business includes the servicing of motor vehicle leases, as successor to the Servicer under this Agreement and any Servicing Supplement, to the extent of the rights so terminated.

(b)                                 Acceptance of Engagement.  The successor Servicer will accept its engagement by assuming the Servicer’s obligations under this Agreement and any related Servicing Supplement or entering into an amendment to this Agreement and any related Servicing Supplement or a new servicing agreement and servicing supplement on substantially the same terms as this Agreement and the related Servicing Supplement, in a form acceptable to the Titling Companies, the Lender, the Collateral Agent and, for a termination under Section 7.3, the related Exchange Noteholder.  The successor Servicer will deliver a copy of the assumption, amendment or new servicing agreement and servicing supplement to the other parties, the Administrative Agent and, if applicable, the related Exchange Noteholders.

(c)                                  Compensation of Successor Servicer.  The Titling Companies, in the case of a termination under Section 7.2, and the related Exchange Noteholder, in the case of a termination under Section 7.3, may make arrangements for the compensation of the successor Servicer out of Collections that are part of the Borrower Collateral relating to the rights terminated as they and the successor Servicer may agree.  No compensation will exceed the amount paid to the predecessor Servicer under this Agreement or the related Servicing Supplement.

(d)                                 Transfer of Authority.  On the effective date of the Servicer’s resignation or termination or the later date that the Servicer stops performing its obligations, all rights and obligations of the Servicer under this Agreement and the related Servicing Supplement, to the extent of the rights terminated, will become rights and obligations of the successor Servicer.

(e)                                  Authority of Titling Companies and Exchange Noteholders.  The Titling Companies, in the case of a termination under Section 7.2, and the related Exchange Noteholder, in the case of a termination under Section 7.3, are authorized to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, all documents, and to do all things necessary or advisable to effect the termination and replacement of the Servicer.

Section 7.6.                                 Transition of Servicing.

(a)                                 Cooperation on Termination.  On its resignation or termination, the Servicer will cooperate with the Titling Companies, the Lender, the Administrative Agent, the Collateral Agent and the successor Servicer in effecting (i) the termination of its rights and obligations under this Agreement and the related Servicing Supplement, to the extent of the rights terminated, and (ii) an orderly transition of such rights and obligations to the successor Servicer.

(b)                                 Transfer of Cash, Lease Files and Records.  As soon as practicable after the effective date of its resignation or termination, the predecessor Servicer will (i) transfer to the successor Servicer all funds relating to the Revolving Facility Pool or the Reference Pool, as applicable, that are held or later received by the predecessor Servicer and (ii) deliver to the successor Servicer the related Lease Files and the related accounts and records maintained by the Servicer.  The Servicer will not be obligated to provide, license or assign its processes, procedures, models, servicing software or other applications to any successor Servicer or any third party, or provide anything covered by a restriction on transfer or assignment or a confidentiality agreement.

(c)                                  Expenses of Servicing Transition.  All reasonable expenses incurred by the Titling Companies, the Collateral Agent, the Administrative Agent and the successor Servicer in connection with (i) the transition of servicing rights and obligations to the successor Servicer and (ii) amending this Agreement or any Servicing Supplement or entering into an assumption agreement or new agreement to reflect a succession of the Servicer will be paid by the resigning or terminated Servicer on receipt of an invoice in reasonable detail.

Section 7.7.                                 Merger, Consolidation, Succession and Assignment.  Any Person (a) into which the Servicer is merged or consolidated, (b) resulting from any merger or consolidation to which the Servicer is a party, (c) succeeding to the Servicer’s business or (d) that is an Affiliate of the Servicer to whom the Servicer has assigned this Agreement and each Servicing Supplement, will be the successor to the Servicer under this Agreement and each Servicing Supplement.  Within 15 Business Days after the merger, consolidation, succession or assignment, such Person will (i) execute an agreement to assume the Servicer’s obligations under this Agreement, each Servicing Supplement and each Basic Document and Exchange Note Basic Document to which the Servicer is a party (unless the assumption happens by operation of law), (ii) deliver to the Titling Companies, the Collateral Agent and the Administrative Agent an Officer’s Certificate and an Opinion of Counsel each stating that the merger, consolidation, succession or assignment and the assumption agreement comply with this Section 7.7 and (iii) deliver to the Titling Companies, the Collateral Agent and the Administrative Agent an Opinion of Counsel stating that the security interest in favor of the Collateral Agent in the Borrower Collateral is or will be perfected.

Section 7.8.                                 Non-Solicitation of Dealers and Lessees.

(a)                                 Non-Solicitation Agreement.  Any successor Servicer (other than an Affiliate of Ford Credit), by accepting the rights and obligations under this Agreement and any Servicing Supplement agrees that it will not engage in, and will ensure that none of its Affiliates, or any agent of itself or any of its Affiliates, engages in any targeted solicitation of:

(i)                                     any Lessee for the purpose of refinancing the related Lease in whole or in part or otherwise causing prepayment under the Lease;

(ii)                                  any Lessee for the purpose of encouraging the Lessee to terminate the related Lease through anyone other than the Dealer;

(iii)                               any Dealer for the purpose of providing vehicle inventory or floorplan financing; or

(iv)                              any Dealer for the purpose of engaging in the sale or lease of vehicles other than vehicles manufactured by Ford Motor Company and its Affiliates.

(b)                                 Benefit of Non-Solicitation Agreement.  All rights and benefits relating to solicitation of Lessees and the right, title and interest in and to the list of Lessees and data and other information relating to their Leases and Leased Vehicles will be for the benefit of Ford Credit and its Affiliates.

ARTICLE VIII
OTHER AGREEMENTS

Section 8.1.                                 Further Assurances.  The Servicer agrees to do and perform all acts and to execute all further documents required or reasonably requested by the other parties or by the Titling Companies to more fully effect the purposes of this Agreement, including the execution of financing statements or continuation statements relating to the Borrower Collateral for filing under the UCC of each applicable jurisdiction.

Section 8.2.                                 No Legal Title to Borrower Collateral.  The Servicer will not have legal title to Leases and Leased Vehicles.  Legal title to the Leases and Leased Vehicles will remain with the applicable Titling Company.  Each Holding Company will be entitled to receive distributions for their Collateral Specified Interest only according to this Agreement, the Credit and Security Agreement and the applicable Titling Company LLC Agreement.  However, if a Holding Company directs the applicable Titling Company to deliver the Leases and Leased Vehicles held by the Titling Company to or to the order of the Holding Company under the applicable Titling Company LLC Agreement, the Servicer will assist the Titling Company in identifying and delivering the applicable Leases and Leased Vehicles.  The direction will be subject to the Credit and Security Agreement.

Section 8.3.                                 Tax Treatment.  The designation of a Collateral Specified Interest is not intended to cause either Titling Company to be classified as an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes.

Section 8.4.                                 No Petition.  Each party and each Exchange Noteholder, by accepting the related Exchange Note, agrees that, before the date that is one year and one day (or, if longer, any applicable preference period) after the payment in full of all Secured Obligations, including all Exchange Notes, and any other Securities, it will not start or pursue against, or join any other Person in starting or pursuing against, either Titling Company or either Holding Company any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any federal or State bankruptcy or similar law.  This Section 8.4 will survive the termination of this Agreement.

Section 8.5.                                 No Recourse.  Each Holding Company, by accepting a Collateral Specified Interest, acknowledges that the Collateral Specified Interest represents the limited liability company interest in the Leases and Leased Vehicles only and does not represent an interest in or obligation of the Servicer, Ford Credit, another Holding Company or their respective Affiliates (other than the applicable Titling Company itself, limited as described in this sentence), and no recourse may be had against the parties or their assets, except as may be stated in this Agreement or the applicable Titling Company LLC Agreement.

Section 8.6.                                 Limitation of Liability of Collateral Agent and Administrative Agent.  In performing its obligations under this Agreement, each of the Collateral Agent and the Administrative Agent is subject to, and entitled to the benefits of, the Credit and Security Agreement.  Neither the Collateral Agent nor the Administrative Agent will have any liability for any act or failure to act of the Servicer.

Section 8.7.                                 Termination.  This Agreement may be terminated at the option of the Servicer or the Titling Companies after the Revolving Period terminates and the Outstanding Exchange Notes and the Advances, if any, outstanding under the Revolving Facility are paid in full.

ARTICLE IX
MISCELLANEOUS

Section 9.1.                                 Amendments.

(a)                                 Amendments to Clarify and Correct Errors and Defects.  The parties may amend this Agreement or any Servicing Supplement to clarify an ambiguity, correct an error or correct or supplement any term of this Agreement or the Servicing Supplement that may be defective or inconsistent with the other terms of this Agreement, in each case, without the consent of the Exchange Noteholders or any other Person.

(b)                                 Other Amendments.  The parties may amend this Agreement and any Servicing Supplement to add, change or eliminate terms of this Agreement or the Servicing Supplement if:

(i)                                     the Servicer or the Titling Companies deliver an Officer’s Certificate to the Collateral Agent and the Administrative Agent stating that the amendment will not have a material adverse effect on the Exchange Noteholders or, if such Officer’s Certificate is not or cannot be delivered, the consent of each Exchange Noteholder (for amendments to this Agreement) or the related Exchange Noteholder (for amendments to a Servicing Supplement) is received; and

(ii)                                  the Servicer or the Titling Companies deliver an Opinion of Counsel to the Collateral Agent and the Administrative Agent stating that the amendment will not (A) cause any Exchange Note to be deemed sold or exchanged for purposes of Section 1001 of the Code or (B) cause a Titling Company to be treated as an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes or, if such Opinion of Counsel is not or cannot be delivered, consent of each Exchange Noteholder is received.

(c)                                  Notice of Amendments.  Promptly after execution of an amendment, the Servicer will deliver a copy of the amendment to the Administrative Agent and each related Exchange Noteholder.

Section 9.2.                                 Assignment; Benefit of Agreement; Third-Party Beneficiaries.

(a)                                 Assignment.  Except as stated in Sections 7.5 and 7.7, neither this Agreement nor any Servicing Supplement may be assigned by the Servicer without the consent of the Titling Companies, the Collateral Agent, the Administrative Agent and the Exchange Noteholders.

(b)                                 Benefit of Agreement; Third Party Beneficiaries.  This Agreement and each Servicing Supplement is for the benefit of and will be binding on the parties to this Agreement and such Servicing Supplement and their permitted successors and assigns.  Each Exchange Noteholder and any other party stated in a Servicing Supplement will be third-party beneficiaries of this Agreement and may enforce this Agreement against the Servicer.  No other Person will have any right or obligation under this Agreement or any Servicing Supplement.

Section 9.3.                                 Notices.

(a)                                 Notices to Parties.  All notices, requests, directions, consents, waivers or other communications to or from the parties must be in writing and will be considered received by the recipient:

(i)                                     for overnight mail, on delivery or, for registered first class mail, postage prepaid, three days after deposit in the mail properly addressed to the recipient;

(ii)                                  for a fax, when receipt is confirmed by telephone, reply email or reply fax from the recipient;

(iii)                               for an email, when receipt is confirmed by telephone or reply email from the recipient; and

(iv)                              for an electronic posting to a password-protected website to which the recipient has access, on delivery of an email (without the requirement of confirmation of receipt) stating that the electronic posting has been made.

(b)                                 Notice Addresses.  A notice, request, direction, consent, waiver or other communication must be addressed to the recipient at its address stated in Schedule A to the Credit and Security Agreement, which address the party may change by notifying the other parties.

Section 9.4.                                 Agent for Service.

(a)                                 Titling Companies.  The agent for service of each Titling Company for this Agreement will be the person holding the office of the Corporate Secretary of the Titling Company at the following address:

CAB East LLC or CAB West LLC
c/o Ford Motor Credit Company LLC
c/o Ford Motor Company
World Headquarters, Suite 802-A3
One American Road
Dearborn, Michigan 48126
Attention: Ford Credit SPE Management Office

Telephone: (313) 594-3495

Email: FSPEMgt@ford.com

(b)                                 Servicer.  The agent for service of the Servicer for this Agreement will be the person holding the office of the Corporate Secretary of the Servicer at the following address:

Ford Motor Credit Company LLC
One American Road
Suite 2411, Office 212-016
Dearborn, Michigan 48126
Attention: Corporate Secretary
Telephone: (313) 323-1200
Fax: (313) 337-1160

Section 9.5.                                 GOVERNING LAW.  THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAWS OF THE STATE OF NEW YORK.

Section 9.6.                                 Submission to Jurisdiction.  Each party submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State Court sitting in New York, New York for purposes of legal proceedings relating to this Agreement or any Servicing Supplement.  Each party irrevocably waives, to the fullest extent permitted by law, any objection that it may now or in the future have to the venue of a proceeding brought in such a court and any claim that the proceeding was brought in an inconvenient forum.

Section 9.7.                                 WAIVER OF JURY TRIAL.  EACH PARTY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN LEGAL PROCEEDINGS RELATING TO THIS AGREEMENT OR ANY SERVICING SUPPLEMENT.

Section 9.8.                                 No Waiver; Remedies.  No party’s failure or delay in exercising a power, right or remedy under this Agreement or any Servicing Supplement will operate as a waiver.  No single or partial exercise of a power, right or remedy will preclude any other or further exercise of the power, right or remedy or the exercise of any other power, right or remedy.  The powers, rights and remedies under this Agreement and any Servicing Supplement are in addition to any powers, rights and remedies under law.

Section 9.9.                                 Severability.  If a part of this Agreement is held invalid, illegal or unenforceable, then it will be deemed severable from the remaining Agreement and will not affect the validity, legality or enforceability of the remaining Agreement.

Section 9.10.                          Headings.  The headings in this Agreement are included for convenience and will not affect the meaning or interpretation of this Agreement.

Section 9.11.                          Counterparts.  This Agreement may be executed in multiple counterparts.  Each counterpart will be an original and all counterparts will together be one document.

[Remainder of Page Left Blank]

EXECUTED BY:

FORD MOTOR CREDIT COMPANY LLC,
as Servicer and as Lender

By:	/s/ Nathan Herbert
	Name:	Nathan Herbert
	Title:	Assistant Secretary

CAB EAST LLC,
acting for its series of limited liability company interests designated as the “Collateral Specified Interest,” as a Titling Company

By:	/s/ Nathan Herbert
	Name:	Nathan Herbert
	Title:	Assistant Secretary

CAB WEST LLC,
acting for its series of limited liability company interests designated as the “Collateral Specified Interest,” as a Titling Company

By:	/s/ Nathan Herbert
	Name:	Nathan Herbert
	Title:	Assistant Secretary

HTD LEASING LLC,
as Collateral Agent

By:	/s/ Melissa A. Rosal
	Name:	Melissa A. Rosal
	Title:	President

[Signature Page to Servicing Agreement (3d A&R)]

AGREED AND ACCEPTED BY:

U.S. BANK NATIONAL ASSOCIATION,
as Administrative Agent

By:	/s/ Melissa A. Rosal
	Name:	Melissa A. Rosal
	Title:	Vice President

FORD MOTOR CREDIT COMPANY LLC,
as Custodian

By:	/s/ Nathan Herbert
	Name:	Nathan Herbert
	Title:	Assistant Secretary

[Signature Page to Servicing Agreement (3d A&R)]